As filed with the Securities and Exchange Commission on June 7, 2023.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mobileye Global Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7372 (Primary Standard Industrial Classification Code Number)	88-0666433 (I.R.S. Employer Identification Number)
c/o Mobileye B.V.
Har Hotzvim, 13 Hartom Street
P.O. Box 45157
Jerusalem 9777513, Israel
+972-2-541-7333
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Anat Heller
Chief Financial Officer
c/o Mobileye B.V.
Har Hotzvim, 13 Hartom Street
P.O. Box 45157
Jerusalem 9777513, Israel
+972-2-541-7333
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael Kaplan Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Liz Cohen-Yerushalmi Chief Legal Officer and General Counsel c/o Mobileye B.V. Har Hotzvim, 13 Hartom Street P.O. Box 45157 Jerusalem 9777513, Israel +972-2-541-7333	John L. Savva Sullivan & Cromwell LLP 1870 Embarcadero Road Palo Alto, California 94303 (650) 461-5600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-272420
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This Registration Statement on Form S-1 (this “Registration Statement”) is being filed with respect to the registration of an additional $169,050,000.00 of shares of Class A common stock, par value $0.01 per share (the “Class A common stock”), of Mobileye Global Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-272420) (the “Prior Registration Statement”), initially filed by the Registrant on June 5, 2023 and declared effective by the Securities and Exchange Commission (the “Commission”) on June 7, 2023. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of Class A common stock offered by the selling stockholder named in the Prior Registration Statement by 4,025,000 shares of Class A common stock (which represent shares issuable to the selling stockholder upon conversion of the same number of Class B common stock, par value $0.01 per share, currently held by such stockholder), 525,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of Class A common stock from the selling stockholder. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.
EXHIBIT INDEX
NO.	DESCRIPTION OF EXHIBIT
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.2	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm.
24.1*	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement on Form S-1 (File No. 333-272420)).
107	Filing Fee Table

*
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel on June 7, 2023.
MOBILEYE GLOBAL INC.
By:
/s/ Professor Amnon Shashua

Name: Professor Amnon Shashua
Title:
Chief Executive Officer and President
(As Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 7, 2023.
Signature	Title	Date
* Professor Amnon Shashua	Chief Executive Officer, President and Director (Principal Executive Officer)	June 7, 2023
* Anat Heller	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 7, 2023
* Patrick P. Gelsinger	Chair of the Board of Directors	June 7, 2023
* Eyal Desheh	Director	June 7, 2023
* Jon M. Huntsman, Jr.	Director	June 7, 2023
* Claire C. McCaskill	Director	June 7, 2023
* Christine Pambianchi	Director	June 7, 2023
* Frank D. Yeary	Director	June 7, 2023
* Saf Yeboah-Amankwah	Director	June 7, 2023
*By: /s/ Professor Amnon Shashua Professor Amnon Shashua, Attorney-In-Fact